EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                          NR10-08

DYNEGY INC. DISCLOSES RESULTS OF STOCKHOLDER PROPOSALS
AT ANNUAL MEETING

HOUSTON (May 21, 2010) – At today’s annual meeting of stockholders of Dynegy Inc. (NYSE: DYN), the company announced the results of seven proposals voted on by stockholders:

Proposal 1 relating to election of directors – Stockholders re-elected all seven board of director nominees to serve until next year’s annual meeting of stockholders.

Proposal 2 relating to reverse stock split – Stockholders approved an amendment and restatement of Dynegy’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Dynegy’s outstanding common stock at a reverse split ratio of 1-for-5 and to proportionately decrease the number of authorized shares of Dynegy’s capital stock.  The proposal is expected to become effective on or about May 25, 2010.

Proposal 3 relating to common stock classification – Stockholders approved an amendment and restatement of Dynegy’s Amended and Restated Certificate of Incorporation to refer to the company’s Class A common stock as “Common Stock” and remove all references to Class B common stock.

Proposal 4 relating to Long Term Incentive Plan – Stockholders approved the Dynegy Inc. 2010 Long Term Incentive Plan.

Proposal 5 relating to Incentive Compensation Plan – Stockholders approved the amended and restated Dynegy Inc. Incentive Compensation Plan.

Proposal 6 relating to ratification of independent registered public accountants – Stockholders ratified the selection of Ernst & Young LLP as Dynegy’s independent auditors for 2010.

Proposal 7 relating to stockholder proposal regarding greenhouse gas emissions – Stockholders rejected a proposal regarding the establishment of goals for greenhouse gas emissions.

For more information on the proposals considered at the meeting, refer to the company’s Proxy Statement, which can be downloaded free of charge from the “Investor Relations” section of the company’s web site at www.dynegy.com.